                                                                    Exhibit 8(c)

                     TRANSFER AGENCY AND SERVICE AGREEMENT
                     -------------------------------------



                                     Among
                                     -----



                 MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
                 --------------------------------------------



                        MASSMUTUAL INSTITUTIONAL FUNDS,
                        -------------------------------



                                      And
                                      ---



                        INVESTORS BANK & TRUST COMPANY
                        ------------------------------

                     TRANSFER AGENCY AND SERVICE AGREEMENT
                     -------------------------------------

    This TRANSFER AGENCY AND SERVICE AGREEMENT (the "Transfer Agency Agreement") effective as of the 29th day of August, 1994, by and among Massachusetts Mutual Life Insurance Company, a Massachusetts corporation ("MassMutual"), MassMutual Institutional Funds, a Massachusetts business trust (the "Trust"), and Investors Bank & Trust Company, a Massachusetts trust company (the "Bank").

    WHEREAS, the Trust was organized on or about May 28, 1993 and is registered as an open end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

    WHEREAS, the Trust is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets ("Fund(s)") and the Trust is authorized to issue multiple classes in such series ("Class(s)");

    WHEREAS, the Trust intends to initially offer shares in at least seven separate series, (such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with
Article 17, being herein referred to as the "Fund(s)") and each Fund intends to issue multiple classes of shares;

    WHEREAS, MassMutual has entered into administrative, shareholder services, and investment management agreements with each of the Funds, which agreements impose upon MassMutual the obligation to provide, or cause to be provided, certain services, including transfer agency services;

    WHEREAS, the Bank is duly registered as a transfer agent as provided in
Section 17A(c) of the Securities Exchange Act of 1934, as amended, (the "1934 Act"); and

    WHEREAS, MassMutual and the Trust desire to appoint the Bank as the Transfer Agent for the Trust and as its dividend disbursing agent and agent in connection with certain other activities, and the Bank desires to accept such appointment.

    NOW, THEREFORE, in consideration of the mutual covenants herein set forth, MassMutual and the Bank agree as follows:

            ARTICLE 1: Terms of Appointment and Duties of the Bank
            ------------------------------------------------------

    1.01 Subject to the terms and conditions set forth in this Agreement, the Trust hereby employs and appoints the Bank to act as, and the Bank agrees to act as, (i) transfer agent for each of the Fund(s)' authorized and issued shares of beneficial interest ("Shares"), (ii) dividend disbursing agent and (iii) agent in connection with any accumulation, open-account or similar plans, including without limitation any periodic investment plan or periodic withdrawal program, provided to the shareholders of the Trust appearing on the record books of the Bank ("Shareholders") as set out in the currently effective Prospectus and Statement of Additional Information of the Trust, as each may be amended from time to time (the "Prospectus").

    1.02 Without limiting the generality of the foregoing, the Bank agrees that it will perform the following specific services for each Fund in accordance with Trust policies set forth in the Prospectus or established by the Trust's Board of Trustees:

      (a) In connection with procedures established from time to time by agreement between MassMutual and the Bank, the Bank shall:

          (i) Receive orders and payment for the purchase of Shares from MassMutual, and promptly deliver payment and appropriate documentation therefor to the custodian of the Trust appointed by the Board of Trustees of the Trust (the "Custodian").

          (ii)   Hold issued Shares in the appropriate Shareholder account.

          (iii) Receive redemption requests and redemption directions from MassMutual and deliver the appropriate documentation therefor to the Custodian.

          (iv) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption of shares, pay over or cause to be paid over to MassMutual in the appropriate manner such monies as instructed by MassMutual for the redeeming Shareholders.

          (v) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions from MassMutual's Trade Summary File, within time frames mutually agreed upon.

          (vi) Prepare and transmit payments for dividends and distributions declared by the Trust on behalf of a Fund to MassMutual.

          (vii) Create and maintain all necessary records including those specified in Article 10 hereof, in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act, and those records pertaining to the various functions performed by it hereunder. All records shall be available for inspection and use by the Trust and its designate. Where applicable, such records shall be maintained by the Bank for the periods and in the places required by Rule 31a-2 under the 1940 Act.

          (viii) Make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audits and inspections by the Trust, or any person retained by the Trust. Upon reasonable notice by the Trust, the Bank shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by the Trust, or any person retained by the Trust.

          (ix) Record the issuance of Shares and maintain, pursuant to Rule 17Ad-10(e) under the 1934 Act, a record of the total number of Shares by Fund and by Class which are authorized, based upon data provided to it by the Trust, and issued and outstanding. The Bank shall also provide the Trust on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust.

      (b) In addition to and not in lieu of the services set forth in the above paragraph (a), the Bank shall:

      (i) Except as provided in paragraph 1.03 herein or in writing by the Bank, the Trust and MassMutual, perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including maintaining all Shareholder accounts.

      (ii) Provide a system which will enable the Trust to monitor the total number of shares sold in each State or jurisdiction in which Shares are sold and monitor the daily activity for each State or jurisdiction in which shares of the Trust are registered.

      (c) The Bank shall utilize a system to identify all share transactions which involve purchase and redemption orders that are processed at a time other than the time of the computation of net asset value per share next computed after receipt of such orders, and shall compute the net effect upon the Fund(s) of such transactions so identified on a daily and cumulative basis.

    1.03 The Bank shall not be responsible for providing Shareholder services, including, but not limited to: preparing shareholder meeting lists, mailing proxies, receiving and tabulating proxies, preparing and mailing Shareholder reports and prospectuses to current Shareholders, withholding federal taxes and prepare and file U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders.

                        ARTICLE 2: Sale of Trust Shares
                        -------------------------------

    2.01 Whenever the Trust shall sell or cause to be sold any Shares of a Fund, MassMutual shall deliver or cause to be delivered to the Bank a document or electronic file specifying: (i) the name of the Fund and Class thereof whose Shares were sold; (ii) the number of Shares sold, trade date, and price;
(iii) the amount of money to be delivered to the Custodian for the sale of such Shares and specifically allocated to such Fund; and (iv) in the case of a new account, a new account application or sufficient information to establish an account, and (v) the name of the holder.

    2.02 The Bank will, upon receipt by it of a check or other payment identified by it as an investment in Shares of one of the Funds and drawn or endorsed to the Bank as agent for, or identified as being for the account of, one of the Funds, promptly deposit such check or other payment to the appropriate account postings necessary to reflect the investment. The Bank will notify the Trust, or its designate, and the Custodian of all purchases and related account adjustments.

    2.03 Under procedures established by mutual agreement between MassMutual and the Bank, the Bank shall credit to the purchaser or his authorized agent's account, as identified by MassMutual, such Shares, computed to the nearest three decimal points, as he is entitled to receive, based on the appropriate net asset value of the Funds' Shares, determined in accordance with the prospectus and applicable Federal law or regulation. In issuing Shares to a purchaser or his authorized agent, the Bank shall be entitled to rely upon the latest directions, if any, previously received by the Bank from MassMutual on behalf of the purchaser or his authorized agent concerning the delivery of such Shares. Unless otherwise agreed upon, the Bank shall have no obligation to provide confirmations of share transactions.

    2.04 The Bank shall not be required to issue any Shares of the Trust when it has received a written instruction from MassMutual or the Trust or written notification from any appropriate Federal or State authority that the sale of the Shares of the Fund(s) in question has been suspended or discontinued, and the Bank shall be entitled to rely upon such written instructions or written notification.

    2.05 Upon the issuance of any Shares of any Fund(s) in accordance with foregoing provisions of this Section, the Bank shall not be responsible for the payment of any original issue or other taxes, if any, required to be paid by the Trust in connection with such issuance.

    2.06 The Bank may establish such additional rules and regulations governing the transfer or registration of Shares as it may deem advisable and consistent with such rules and regulations generally adopted by transfer agents (not inconsistent with this Agreement). Moreover, with the written consent of the Trust, the Bank may adopt any other rules and regulations.

                          ARTICLE 3: Returned Checks
                          --------------------------

    3.01 In the event that any check or other order for the transfer of money is returned unpaid for any reason, the Bank will take such steps as the Bank may, in its discretion, deem appropriate to protect the Trust from financial loss or as the Trust or its designate may instruct. Provided that the standard procedures, as agreed upon from time to time, between the Trust and the Bank, regarding purchases and redemptions of Shares, are adhered to by the Bank, the Bank shall not be liable for any loss suffered by a Fund as a result of returned or unpaid purchase or redemption transactions. Legal or other expenses incurred to collect amounts owed to a Fund as a consequence of returned or unpaid purchase or redemption transactions shall be an expense of that Fund.

                            ARTICLE 4: Redemptions
                            ----------------------

    4.01 Shares of any Fund may be redeemed in accordance with the procedures set forth in the Prospectus and the Bank will duly process all redemption requests transmitted to it by MassMutual in accordance with Trust policies set forth in the Prospectus.

                      ARTICLE 5: Transfers and Exchanges
                      ----------------------------------

    5.01 The Bank is authorized to review and process transfers of Shares of each Fund, exchanges between Funds on the records of the Funds maintained by the Bank, and exchanges between the Trust and any other entity as may be permitted by the Prospectus of the Trust and in accordance with instructions from MassMutual. The Bank will, upon an order to transfer Shares by or on behalf of the registered holder thereof in proper form, credit the same to the transferee on its books. If Shares are to be exchanged for Shares of another Fund, the Bank will process such exchange in the same manner as a redemption and sale of Shares, except that it may in its reasonable discretion waive requirements for information and documentation.

                      ARTICLE 6: Right to Seek Assurances
                      -----------------------------------

    6.01 The Bank reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which the Bank, in its reasonable judgment, deems improper or unauthorized, or until it is satisfied that there is no basis for any claims adverse to such transfer or redemption. The Bank may, in effecting transfers, rely upon the provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, which in the opinion of legal counsel for the Trust protect it in not requiring certain documents in connection with the transfer or redemption of Shares of any Fund, and the Trust shall indemnify the Bank for any act done or omitted by it in reliance upon such laws or opinions of counsel of the Trust.

                           ARTICLE 7: Distributions
                           ------------------------

    7.01 The Trust will promptly notify the Bank of the declaration of any dividend or distribution. The Trust shall furnish to the Bank a resolution of the Board of Trustees of the Trust certified by the Secretary (a "Certificate"):

    (a) authorizing the declaration of dividends on a specified periodic basis and authorizing the Bank to rely on oral instructions or a Certificate specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined and the amount payable per share to Shareholders of record as of the date and the total amount payable to the Bank on the payment date; or

    (b) setting forth the date of the declaration of any dividend or distribution by a Fund, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, and the amount payable per share to the Shareholders of record as of the record date and the total amount payable to the Bank as the Trust's disbursing agent on the payment date.

    7.02 To the extent that dividends are not automatically reinvested, the Bank, on behalf of the Trust, shall instruct the Custodian to place in a dividend disbursing account funds equal to the cash amount of any dividend or distribution to be paid out. The Bank will calculate, prepare and mail checks to (at the address as it appears on the records of the Bank), or (where appropriate) credit any dividend or distribution to the account of Fund Shareholders and maintain and safeguard all underlying records.

    7.03 The Bank will promptly replace lost checks at its discretion and in conformity with regular business practices.

    7.04 The Bank will maintain all records necessary to reflect the crediting of dividends or distributions which are reinvested in Shares of the Trust, including without limitation daily dividends or distributions.

    7.05 The Bank shall not be liable for any improper payments made in accordance with a resolution of the Trust of the Board of Trustees of the Trust.

    7.06 If the Bank shall not receive from the Custodian sufficient cash to make payment to all Shareholders of the Trust as of the record date, the Bank shall, upon notifying the Trust, withhold payment to all Shareholders of record as of the record date until such sufficient cash is provided to the Bank.

                            ARTICLE 8: Other Duties
                            -----------------------

    8.01 In addition to the duties expressly provided for herein, the Bank shall perform such other duties and functions and shall be paid such amounts therefor as may from time to time be agreed to in writing.

                               ARTICLE 9: Taxes
                               ----------------

    9.01 MassMutual will file all tax information returns concerning distributions such as the payment of dividends and capital gain distributions and tax withholding with the proper Federal, State and local authorities as are required by law to be filed by the Trust and shall withhold such sums as are required to be withheld by applicable law.

                         ARTICLE 10: Books and Records
                         -----------------------------

    10.01 The Bank shall maintain confidential records showing for each Shareholder's account the following:

    (a) names, addresses and tax identification numbers;

    (b) numbers of Shares of each Fund and Class held;

    (c) historical information regarding the account of each Shareholder, including dividends and distributions paid and the date and price of all transactions on a Shareholder's account;

    (d) any stop or restraining order placed against a Shareholder's account;

    (e) information with respect to withholdings by Fund;

    (f) any capital gain or dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of a Shareholder's account by Fund;

    (g) [withhold]

    (h) any information required in order for the Bank to perform the calculations contemplated or required by this Agreement; and

    (i) such other information and data as may be required by applicable law or as mutually agreed upon by both parties.

    10.02 Any records required to be maintained by Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act. Such records may be inspected by MassMutual or the Trust at reasonable times. The Bank may, at its option at any time, and shall forthwith upon MassMutual's or the Trust's demand, turn over to MassMutual or the Trust and cease to retain in the Bank's files, records and documents created and maintained by the Bank in performance of its service or for its protection. At the end of the six-year retention period, such periods and documents will either be turned over to MassMutual or the Trust, or destroyed in accordance with the Trust's authorization.

    10.03 Procedures applicable to the services to be performed hereunder may be established from time to time by agreement between the Fund(s) and the Bank. The Bank shall have the right to utilize any shareholder accounting and recordkeeping systems which, in its opinion, qualifies to perform any services to be performed hereunder. The Bank shall keep records relating to the services performed hereunder, in the form and manner as it may deem advisable.

                        ARTICLE 11:  Fees and Expenses.
                        ------------------------------

    11.01 For performance by the Bank pursuant to this Agreement, MassMutual agrees to pay the Bank an annual maintenance fee for each Shareholder account as set out in a schedule agreed to by all parties from time to time. Such fees and out-of-pocket expenses and advances identified under Section 11.02 below may be changed from time to time subject to mutual written agreement between the MassMutual and the Bank.

    11.02 In addition to the fee paid under Section 11.01 hereof, MassMutual agrees to reimburse the Bank for its out-of-pocket expenses for the items set forth in a schedule agreed to by all parties from time to time. In addition, any other expenses incurred by the Bank at the specific written request of MassMutual, including, without limitation, any special equipment or supplies specifically ordered by MassMutual or required to be purchased by MassMutual, will be reimbursed by MassMutual.

    11.03 MassMutual agrees to pay all fees and reimbursable expenses within thirty days following its receipt of a billing notice in accordance with procedures agreed upon by the parties to this Transfer Agency Agreement. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Bank by MassMutual at least seven
(7) days prior to the mailing date of such material.

            ARTICLE 12: Representations and Warranties of the Bank
            ------------------------------------------------------

    12.01  The Bank represents and warrants to MassMutual and the Trust that:

    (a) It is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

    (b) It is empowered under applicable laws and by its charter and by-laws to enter into and perform this Transfer Agency Agreement.

    (c) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

    (d) It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Transfer Agency Agreement.

    ARTICLE 13: Representations and Warranties of the Trust and MassMutual
    ----------------------------------------------------------------------

    13.01  The Trust represents and warrants to the Bank that:

    (a) It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

    (b) It is empowered under applicable laws and by its trust documents and by-laws to enter into and perform this Transfer Agency Agreement.

    (c) All proceedings required by said trust documents and by-laws have been taken to authorize it to enter into and perform this Agreement.

    (d) The Trust is an open-end investment company registered under the 1940
Act.

    (e) A registration statement on Form N-1A (including a prospectus and statement of additional information) under the Securities Act of 1933 and the 1940 Act has been filed with the Commission and is currently effective or will become effective prior to the Trust commencing the offer of its shares for sale to the public, and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Trust being offered for sale.

    (f) When Shares are hereafter issued in accordance with the terms of the Prospectus, such Shares shall be validly issued, fully paid and nonassessable by the Fund(s).

    13.02  MassMutual represents and warrants to the Bank that:

    (a) It is a life insurance company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

    (c) It is empowered under applicable laws and by its charter and by-laws to enter into and perform this Transfer Agency Agreement.

    (d) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Transfer Agency Agreement.

                          ARTICLE 14: Indemnification
                          ---------------------------

    14.01 Except as set forth in paragraphs 14.02 and 14.05 hereof, the Bank shall not be responsible for, and MassMutual shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

    (a) All actions taken or omitted to be taken by the Bank or its agent or subcontractors in good faith in reliance on, or use by the Bank or its agents or subcontractors of, information, records and documents which

    (i) are received by the Bank or its agents or subcontractors and furnished to it by or on behalf of the Fund(s),

    (ii) have been prepared and/or maintained by the Fund(s) or any other person or firm on behalf of the Fund(s), and

    (iii) were received by the Bank or its agents or subcontractors from a prior transfer agent.

    (b) Any action taken or omitted to be taken by the Bank in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed.

     (c) MassMutual's or the Trust's refusal or failure to comply with the terms of this Agreement, or which arise out of MassMutual's, the Trust's or their directors', officers', employees', agents' or subcontractors', negligence, willful misconduct, bad faith, reckless disregard of duties hereunder, including knowing violations of law, or fraud or which arise out of the breach of any representation or warranty hereunder.

     (d) The reliance on, or the carrying out by the Bank or its agents or subcontractors of, any instructions or requests, whether written or oral, of an officer or employee of MassMutual or the Trust.

     (e) The offer or sale of Shares by the Trust in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any State that such Shares be registered in such State or in violation of any stop order or other determination or ruling by any federal agency or any State with respect to the offer or sale of such Shares in such state.

     (f) The failure of MassMutual or the Trust to convey information regarding share purchases and redemptions in a timely manner.

     (g) On issues that are legal in nature, the Bank will be entitled to receive and act upon the advice of independent legal counsel of its own selection, provided such counsel is chosen with reasonable care and which can be counsel for the Trust, and will be without liability for any action taken or thing done or omitted to be done in accordance with this Agreement in good faith conformity with such advice. Except as otherwise agreed to by the Trust, the Bank shall pay the fees and expenses of such counsel, unless such counsel is the Trust's counsel;

    14.02 Indemnification by MassMutual or the Trust under this Transfer Agency Agreement shall not apply to actions or omissions of the Bank or its directors, officers, employees, agents or subcontractors in cases of its or their own negligence, willful misconduct, bad faith, reckless disregard of duties hereunder, including knowing violation of law, or fraud.

    14.03 At any time the Bank may apply to any officer of MassMutual or the Trust for instructions, with respect to any matter arising in connection with the services to be performed by the Bank under this Transfer Agency Agreement. The Bank and its agents or subcontractors shall not be liable and shall be indemnified by MassMutual and the Trust for any action taken or omitted by it in reliance upon such instructions except for a knowing violation of law. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund(s), reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund(s), and shall not be held to have notice of any change of authority of any person, until written notice thereof has been sent by MassMutual or the Fund(s) to the Bank.

    14.04 In the event either party is unable to perform its obligations under the terms of this Transfer Agency Agreement because of acts of God, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable to the other for any damages resulting from such failure to perform or otherwise from such causes. The Bank, the Trust and MassMutual shall notify each other as soon as reasonably possible following the occurrence of an event described in this subsection.

    14.05 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder as contemplated by this Agreement.

    14.06  In order that the indemnification provisions contained in this
Article 14 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking the indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent, which consent shall not be unreasonably withheld.

        ARTICLE 15: Covenants of MassMutual and the Trust and the Bank
        --------------------------------------------------------------

    15.01  MassMutual shall promptly furnish to the Bank the following:

      (a) Officers' Certificates stating that the Trust Officer and the MassMutual Officer signing this Transfer Agency Agreement have the authority to bind MassMutual and the Trust, respectively, to the terms and conditions of this Agreement, to appoint the Bank as Transfer Agent as provided herein, and to execute and deliver this Transfer Agency Agreement.

      (b) A copy of the trust documents and by-laws of the Trust and all amendments thereto.

      (c) Copies of each vote of the Trustees designating authorized persons to give instructions to the Bank, and a Certificate providing specimen signatures for such authorized persons.

      (d)  Certificates as to any change in any officer or Trustee of the Trust.

      (e) All account application forms and other documents relating to shareholder accounts or relating to any plan, program or service offered by the Trust.

      (f) A list of all Shareholders of the Fund(s) with the name, address and tax identification number of each Shareholder, and the number of Shares of the Fund(s) held by each, certificate numbers and denominations (if any certificates have been issued), lists of any account against which stops have been placed, together with the reasons for said stops, and the number of Shares redeemed by the Fund(s).

      (g) An opinion of counsel for the Trust with respect to the validity of the Shares and the status of such Shares under the Securities Act of 1933.

      (h) Copies of the Fund(s) registration statement on Form N-1A as amended and declared effective by the Securities and Exchange Commission and all post-effective amendments thereto.

      (i) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties.

    15.02 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Trust for safekeeping of check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

    15.03 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the 1940 Act and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the confidential property of the Trust and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered to the Trust on and in accordance with its request.

    15.04 The Bank, MassMutual and the Trust agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Transfer Agency Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

    15.05 In case of any requests or demands for the inspection of the Shareholder records of the Trust, the Bank will endeavor to notify MassMutual or the Trust and to secure instructions from an authorized officer of the Trust as to such instruction. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

                         ARTICLE 16: Term of Agreement
                         -----------------------------

    16.01 This Agreement shall become effective with respect to each Fund on the date hereof (the "Effective Date") and shall continue in effect for twelve months from the Effective Date (the "Initial Term") and from year to year thereafter with respect to each Fund, provided that subsequent to the Initial Term, this Transfer Agency Agreement may be terminated by either MassMutual or the Bank at any time without payment of any penalty upon ninety (90) days written notice to the other. In the event such notice is given by MassMutual, such notice shall also designate a successor transfer agent.

                         ARTICLE 17: Additional Funds
                         ----------------------------

    17.01 In the event that the Trust establishes one or more series of Shares in addition to the initial series with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such series of Shares shall become a Fund hereunder.

                            ARTICLE 18: Assignment
                            ----------------------

    18.01 Except as provided in Section 18.03 hereof, neither this Transfer Agency Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

    18.02 This Transfer Agency Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

    18.03 The Bank, may without further consent on the part of MassMutual, subcontract for the performance of any of the services to be provided hereunder to third parties, including any affiliate of the Bank, provided that the Bank shall give MassMutual 60 days' prior notice or such shorter period as is practicable under the circumstances, and provided further that the Bank shall remain liable hereunder for any acts or omissions of any subcontractor as if performed by the Bank.

                             ARTICLE 19: Amendment
                             ---------------------

    19.01 This Transfer Agency Agreement may be amended or modified by a written agreement executed by both parties.

                    ARTICLE 20: Massachusetts Law to Apply
                    --------------------------------------


    20.01 This Transfer Agency Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

               ARTICLE 21: Merger of Agreement and Severability
               ------------------------------------------------

    21.01 This Transfer Agency Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

    21.02 In the event any provision of this Transfer Agency Agreement shall be held unenforceable or invalid for any reason, the remainder of the Agreement shall remain in full force and effect.

    21.03 This Transfer Agency Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall together, constitute only one instrument.

                              ARTICLE 22: Notices
                              -------------------

    22. 01 Any notice or other instrument in writing authorized or required by this Transfer Agency Agreement to be given to either party hereto will be sufficiently given if addressed to such party and mailed or delivered to it at its office at the address set forth below:

     To the Bank:               Investors Bank & Trust Company
                                P.O. Box 1537
                                Boston, Massachusetts 02205-1537
                                Attention: Richard Boorman

     To MassMutual:             Massachusetts Mutual Life
                                Insurance Company
                                1295 State Street
                                Springfield, MA 01111
                                Attention: Edmond F. Ryan
                                        Vice President

If to either, a copy to:

     To the Trust:              MassMutual Institutional Funds
                                1295 State Street
                                Springfield, Massachusetts 01111
                                Attention: Peter A. Feige


              ARTICLE 23: Disclaimer and Limitation of Liability
              --------------------------------------------------

    23.01 A copy of the Trust's Agreement and Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Trust as Trustees and not individually and that obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding upon the assets and property of the Trust; provided, however, that the Agreement and Declaration of Trust of the Trust provides that the assets of a particular series of the Trust shall under no circumstances be charged with liabilities attributable to any other series of the Trust and that all persons extending credit to, or contracting with or having any claim against a particular series of the Trust shall look only to the assets of that particular series for payment of such credit, contract or claim.

                             ARTICLE 24: Insurance
                             ---------------------

    24.01 The Bank shall at all times maintain insurance coverages adequate for the nature of its operations, including directors and officers, errors and omissions, and fidelity bond insurance coverages. The Bank shall have the Trust named a Certificate Holder on each of these coverages, and provide MassMutual with Certificates of Insurance at each policy renewal. The Certificates shall provide that MassMutual receive a minimum of twenty (20) days' notice of cancellation, non-renewal, or material change of policy coverages. The Bank shall provide MassMutual with copies of its insurance policies, upon request.
If at any time, due to a material adverse change in policy coverages, MassMutual reasonably believes that such coverages are insufficient in any material respect, or if any policy is placed with an insurer with an A.M. Best rating of less than A 12, the Bank shall take reasonable steps to satisfy MassMutual's concerns.

    24.02 Notwithstanding anything in this Agreement to the contrary, the Bank shall have in place reasonable business continuity and disaster recovery procedures and systems and shall provide MassMutual, at least annually, test results of such procedures and systems.

                           ARTICLE 25: Miscellaneous
                           -------------------------

    25.01 If the Bank acts upon instructions from MassMutual or the Trust, even if conflicting instructions are subsequently received, it shall be indemnified and held harmless by the Trust and MassMutual for any losses or claims that might arise from its actions.

     IN WITNESS WHEREOF, the parties hereto have caused this Transfer Agency Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers.



                                  MASSACHUSETTS MUTUAL LIFE
                                  INSURANCE COMPANY


                                  By:
                                      ---------------------------------------
                                  Edmond F. Ryan
                                  Vice President



                                  INVESTORS BANK & TRUST COMPANY


                                  By:
                                      ---------------------------------------
                                  Name:
                                  Title:



                                  AGREED TO AND ACCEPTED BY
                                  MASSMUTUAL INSTITUTIONAL FUNDS


                                  By:
                                     ----------------------------------------
                                  Peter A. Feige
                                  Vice President